Exhibit 99.1

Armata Pharmaceuticals Announces Financial Results for the Second Quarter 2026 and Provides a Corporate Update

LOS ANGELES, Calif., August 12, 2026 - Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a late clinical-stage biotechnology company focused on the development of high-purity, pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections, today announced financial results for its second quarter ended June 30, 2026, and provided a corporate update.

“We continue to finalize activities required to initiate a pivotal Phase 3 superiority study of AP-SA02 in complicated S. aureus bacteremia in the second half of 2026,” said Dr. Deborah Birx, Chief Executive Officer of Armata. “We recently submitted the Phase 3 protocol to the FDA, responded to the Agency's End-of-Phase 2 meeting minutes, and continued to advance manufacturing, each of these key milestones supporting study initiation. Complicated S. aureus bacteremia is associated with substantial morbidity and mortality, underscoring the need for new treatments. We believe AP-SA02, a novel intravenous phage therapeutic, has the potential to be a valuable and differentiated approach for patients in need.”

“We also achieved several additional important milestones for AP-SA02, including FDA agreement on our Agreed Initial Pediatric Study Plan, granting of Fast Track designation by the FDA, and receipt of additional non-dilutive funding from our partners at the U.S. Department of War. We were pleased to promote David House to Chief Financial Officer, ensuring we have the financial leadership in place to execute our late-stage clinical development goals,” concluded Dr. Birx.

Second Quarter 2026 and Recent Developments:

Clinical, Regulatory, Manufacturing, and Operational Progress

Armata has made significant progress across clinical, regulatory, manufacturing, and operational fronts supporting advancement of AP-SA02, the Company’s intravenously administered Staphylococcus aureus (“S. aureus”) multi-phage product candidate, toward a Phase 3 superiority study for adjunct treatment of complicated bacteremia caused by methicillin-sensitive S. aureus (“MSSA”) or methicillin-resistant S. aureus (“MRSA”). Collectively, these milestones support the planned pivotal Phase 3 superiority study, expected to initiate in the second half of 2026, and designed to support a future Biologics License Application (“BLA”) for AP-SA02.

Clinical

●	Submitted the complete Phase 3 superiority protocol to the U.S. Food and Drug Administration (the “FDA”), incorporating all comments received in the End-of-Phase 2 (“EOP2”) meeting written response.

Chemistry, Manufacturing, and Controls (“CMC”)

●	Submitted responses to all FDA comments raised in the EOP2 meeting written response.
●	Completed the validation and certification of essential lot release assays for drug substance and drug product.
●	Completed four engineering runs of AP-SA02 at the Company’s in-house current Good Manufacturing Practices (“cGMP”) manufacturing facility in Los Angeles, CA. Production of clinical trial material to support the planned Phase 3 clinical study is the next planned manufacturing step.
●	Simplified drug product for enhanced ease of use at the bedside and potential future U.S. Department of War (“DoW”) forward deployment.

Key Regulatory Milestones

●	FDA granted Fast Track designation to AP-SA02 for adjunct treatment of complicated bacteremia caused by MSSA or MRSA, advancing AP-SA02 on a faster path to potential approval and patient access.
o	Intended to facilitate the development and expedite the review of investigational therapies that treat serious conditions and fill an unmet medical need.

o	Provides for more frequent interactions with the FDA regarding all aspects of a drug’s clinical development program, supporting a more efficient path to registration.
o	Allows for rolling review of a BLA, meaning completed sections may be submitted and reviewed on an ongoing basis rather than waiting for the full application.
o	Fast Track-designated programs may also be eligible for Accelerated Approval and Priority Review if supported by clinical data at the time of BLA submission, further supporting a faster path to potential approval and patient access.
●	Received agreement from the FDA on an Agreed Initial Pediatric Study Plan (“Agreed iPSP”) which establishes the agreed regulatory framework for the future evaluation of AP-SA02 for the adjunct treatment of SAB in pediatric patients.
o	The Agreed iPSP outlines a proposed pediatric development program targeting patients up to 17 years of age with complicated S. aureus bacteremia (“SAB”), the same indication Armata is pursuing in adults, with pediatric studies deferred until safety and efficacy data are generated in adults in the planned Phase 3 program.
o	This strategy establishes a pathway for potential future expansion of AP-SA02 into the pediatric population while prioritizing patient safety and efficient clinical development.

Funding

●	Continued support from the DoW: Received $2.5 million of additional non-dilutive funding from the DoW [i] to support AP-SA02. These funds are a continuation of the previously announced award from the DoW, bringing the total funding received to date under this award to $28.7 million, and are intended to support activities related to the Company’s continued preparation and readiness for its planned Phase 3 clinical study.
●	Separate from the existing or any potential new DoW award, the Company continues to pursue and evaluate other funding pathways to support the execution of the planned Phase 3 clinical study.

Executive Leadership and Corporate Governance

●	Promoted David House to Chief Financial Officer. Mr. House has served as the Company’s Senior Vice President, Finance and Principal Financial Officer since August 2024.
●	Appointed accomplished healthcare executive Daniel B. Gilmer, Ph.D. to the Board of Directors bringing experience in commercialization (Pfizer, Inc.), management consulting (McKinsey & Co.), and research (Rockefeller University, National Institutes of Health).

Publications

●	Further advanced bacteriophage science through the publication of a paper, titled, “Structural atlas of Pakpunavirus P7-1 reveals determinants of virion stability and genome ejection" in Communications Biology, a peer-reviewed journal from Nature Portfolio. The paper describes the structure of phage P7-1, included in Armata's Pseudomonas aeruginosa phage cocktail, AP-PA02.

Second Quarter 2026 Financial Results

Grant and Award Revenue. The Company recognized grant and award revenue of $2.5 million for the three months ended June 30, 2026, as compared to $2.2 million in the comparable period in 2025. This represents the Medical Technology Enterprise Consortium’s share of the costs incurred for the Company’s AP-SA02 program for the treatment of SAB.

Research and Development. Research and development expenses for the three months ended June 30, 2026 were approximately $7.6 million, compared to approximately $6.4 million for the comparable period in 2025. The increase primarily reflected higher non-cash stock-based compensation primarily related to option grants issued after the second quarter of 2025.

General and Administrative. General and administrative expenses for the three months ended June 30, 2026 were approximately $5.2 million, compared to approximately $2.6 million for the comparable period in 2025. The increase primarily reflected higher non-cash stock-based compensation primarily related to option grants issued after the second quarter of 2025.

Loss from Operations. Loss from operations for the three months ended June 30, 2026 was approximately $10.3 million, compared to a loss from operations of approximately $6.8 million for the comparable period in 2025. The increase primarily reflected the higher research and development and general and administrative expenses described above, partially offset by higher grant and award revenue.

Other Income (Expense). Other income, net, for the three months ended June 30, 2026 was approximately $84.5 million, compared with other expense, net, of approximately $9.5 million for the comparable period in 2025. Other income in the second quarter of 2026 primarily reflected a $91.0 million non-cash gain from the change in fair value of the Convertible Loan, partially offset by $6.6 million of interest expense.

Net Income (Loss). The net income for the second quarter of 2026 was $74.1 million, or $2.02 earnings per share on a basic basis and a ($0.27) loss per share on a diluted basis, as compared to a net loss of ($16.3) million, or ($0.45) loss per share on a basic and diluted basis, for the comparable period in 2025.

Cash and Cash Equivalents. As of June 30, 2026, Armata held approximately $24.0 million of unrestricted cash and cash equivalents, compared to $8.7 million as of December 31, 2025. The increase primarily reflected the $25.0 million term loan funded in May 2026, approximately $2.4 million of net proceeds under the Company’s at-the-market offering program and approximately $1.2 million of proceeds from stock option exercises, partially offset by cash used in operations.

As of August 06, 2026, 37,181,979 common shares were outstanding.

About AP-SA02

Armata is developing AP-SA02, a fixed multi-phage cocktail, for the adjunct treatment of complicated Staphylococcus aureus bacteremia caused by methicillin-sensitive S. aureus (MSSA) or methicillin-resistant S. aureus (MRSA). AP-SA02 has received Qualified Infectious Disease Product (QIDP) and Fast Track designations from the FDA. The diSArm study (NCT05184764) was a Phase 1b/2a, multicenter, randomized, double-blind, placebo-controlled, multiple ascending dose escalation study of the safety, tolerability, and efficacy of intravenous AP-SA02 in addition to best available antibiotic therapy (“BAT”) compared to BAT alone (placebo) for the treatment of adults with complicated S. aureus bacteremia. Positive results from the Phase 2a diSArm study were highlighted in a late-breaking oral presentation at IDWeek 2025™ in October 2025. The Company plans to advance AP-SA02 into a Phase 3 superiority study in complicated SAB, anticipated to initiate in the second half of 2026.

About Armata Pharmaceuticals, Inc.

Armata is a late clinical-stage biotechnology company focused on the development of high-purity pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, S. aureus, and other important pathogens. Armata is committed to advancing phage therapy with drug development expertise that spans bench to clinic including in-house phage-specific cGMP manufacturing to support full commercialization.

Forward Looking Statements

This communication contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events, results or to Armata’s future financial performance and involve known and unknown risks, uncertainties and other factors which may cause Armata’s actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this communication and are subject to risks and uncertainties including risks related to Armata’s development of bacteriophage-based therapies; Armata’s planned clinical trials; ability to staff and maintain its production facilities under fully compliant cGMP; ability to meet anticipated milestones in the development and testing of the relevant product; ability to be a leader in the development of phage-based therapeutics; ability to achieve its vision, including improvements through engineering and success of clinical trials; ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of its product candidates and commercialize any approved products on its expected timeframes or at all; and Armata’s estimates regarding anticipated operating losses, capital requirements and needs for additional funds. Additional risks and uncertainties relating to Armata and its business can be found under the caption “Risk Factors” and elsewhere in Armata’s filings and reports with the U.S. Securities and Exchange Commission (the “SEC”), including in Armata’s Annual Report on Form 10-K, filed with the SEC on March 25, 2026, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

ir@armatapharma.com

310-665-2928

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569

Armata Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$23,952	$8,688
Prepaid expenses and other current assets	673	1,508
Other receivables	2,532	472
Total current assets	27,157	10,668
Property and equipment, net	11,230	12,194
Operating lease right-of-use asset	32,884	33,911
Intangible assets, net	13,746	13,746
Other long-term assets	4,933	6,363
Total assets	$89,950	$76,882

Liabilities and stockholders’ deficit
Accounts payable, accrued and other current liabilities	$8,715	$8,947
Convertible Loan, current	163,904	—
Term debt, current	77,580	—
Total current liabilities	250,199	8,947
Convertible Loan, non-current	—	153,860
Term debt, non-current	42,024	103,061
Operating lease liabilities, net of current portion	25,823	26,533
Deferred tax liability	3,077	3,077
Total liabilities	321,123	295,478
Total stockholders’ deficit	(231,173)	(218,596)
Total liabilities and stockholders’ deficit	$89,950	$76,882

Armata Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Grant and award revenue	$2,510	$2,169	$3,299	$2,660
Operating expenses
Research and development	7,586	6,394	13,697	11,823
General and administrative	5,236	2,619	8,699	5,872
Total operating expenses	12,822	9,013	22,396	17,695
Operating loss	(10,312)	(6,844)	(19,097)	(15,035)
Other income (expense)
Interest income	69	108	129	167
Interest expense	(6,634)	(3,808)	(12,193)	(7,410)
Change in fair value of the Convertible Loan	91,018	(5,751)	(10,044)	(548)
Total other income (expense), net	84,453	(9,451)	(22,108)	(7,791)
Net income (loss)	$74,141	$(16,295)	$(41,205)	$(22,826)
Per share information:
Net income (loss) per share, basic	$2.02	$(0.45)	$(1.12)	$(0.63)
Weighted average shares outstanding, basic	36,747,840	36,193,479	36,639,663	36,189,165
Net loss per share, diluted	$(0.27)	$(0.45)	$(1.12)	$(0.63)
Weighted average shares outstanding, diluted	62,041,700	36,193,479	36,639,663	36,189,165

Armata Pharmaceuticals, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(41,205)	$(22,826)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,048	743
Stock-based compensation expense	4,466	1,356
Change in fair value of the Convertible Loan	10,044	548
Non-cash interest expense	12,183	7,398
Change in right-of-use asset	1,027	1,183
Changes in operating assets and liabilities:	(2,011)	(3,193)
Net cash used in operating activities	(14,448)	(14,791)
Investing activities:
Purchases of property and equipment	(80)	(248)
Net cash used in investing activities	(80)	(248)
Financing activities:
Proceeds from issuance of term debt, net of issuance costs	25,000	10,000
Proceeds from issuance of common stock under ATM, net	2,373	—
Payments for taxes related to net share settlement of equity awards	(63)	(14)
Proceeds from exercise of stock options	1,212	—
Net cash provided by financing activities	28,522	9,986
Net change in cash, cash equivalents and restricted cash	13,994	(5,053)
Cash, cash equivalents and restricted cash, beginning of period	14,078	14,771
Cash, cash equivalents and restricted cash, end of period	$28,072	$9,718

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:	Six Months Ended June 30,
	2026	2025
Cash and cash equivalents	$23,952	$4,328
Restricted cash	4,120	5,390
Cash, cash equivalents and restricted cash	$28,072	$9,718

i Department of War (DoW) award received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency and Joint Warfighter Medical Research Program.